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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated May 22, 1995 included in Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to February 28, 1995 or performed any audit procedures subsequent to the date of our report.


                                           Arthur Andersen LLP


New York, New York
June 28, 1995